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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

CSI Solartronics (Changhsu) Co., Ltd., incorporated in the People's Republic of
 China

CSI Solar Manufacture Inc., incorporated in the People's Republic of China

CSI Solar Technologies Inc.., incorporated in the People's Republic of China

CSI Central Solar Power Co., Ltd., incorporated in the People's Republic of
 China

CSI Solarchip International Co., Ltd., incorporated in the People's Republic of
 China

Changshu CSI Advanced Solar Inc., incorporated in the People's Republic of China